Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into May 16, 2003 (the “Effective Date”) by and between QUIXOTE CORPORATION, a Delaware corporation (“Quixote”), and U.S. TRAFFIC CORPORATION, a Delaware corporation and MYERS/NUART ELECTRICAL PRODUCTS, INC. (together, the “Stockholder”).

R E C I T A L S

A.                                   The Stockholder and Green Light Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of Quixote (“Buyer”), have entered into a Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”), pursuant to which Buyer is to acquire certain assets of the Stockholder.

B.                                     As a condition precedent to the consummation of the transactions contemplated by the Asset Purchase Agreement, Quixote has agreed to grant the Stockholder certain registration rights with respect to the shares of Quixote Common Stock that are issued to it in accordance with the Asset Purchase Agreement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.                                      REGISTRATION RIGHTS

1.1                                 Certain Definitions.  For purposes of this Agreement:

(a)                                  1933 Act.  The term “1933 Act” means the U.S. Securities Act of 1933, as amended, or any successor law.

(b)                                 1934 Act.  The term “1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor law.

(c)                                  Business Day.  The term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of Chicago, Illinois are authorized or obligated by law or executive order to close

(d)                                 Form S-3.  The term “Form S-3” means a registration statement filed under Form S-3 under the 1933 Act, as such is in effect on the Effective Date, or any successor form of registration statement under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Quixote with the SEC.

(e)                                  Holder.  The term “Holder” means each holder of Registrable Securities.

(f)                                    Prospectus.  The term “Prospectus” means any prospectus contained in a registration statement covering the sale of any Registrable Securities.

(g)                                 Quixote Common Stock.  The term “Quixote Common Stock” means the common stock of Quixote Corporation, par value $0.01 – 2/3 per share.

(h)                                 Registrable Securities.  The term “Registrable Securities” means:  (i) the 558,534 shares of Quixote Common Stock that are delivered to the Stockholder as the Consideration Shares pursuant to Section 2.6(a) of the Asset Purchase Agreement; and (ii) any Quixote securities (and shares of Quixote Common Stock issued on conversion of such securities, if applicable) that may be issued as a dividend or other distribution, recapitalization or reclassification (including without limitation shares of Quixote Common Stock issued in a subdivision or split of Quixote’s outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Quixote Common Stock described in clause (i) of this Section 1.1(h) or in this clause (ii); excluding in all cases, however, from the definition of “Registrable Securities” any such shares that: (w) are registered under the 1933 Act and sold in accordance with the effective registration statement covering them (including the Shelf Registration Statement or Subsequent Registration Statement); (x) are sold by a person in a transaction in which rights under this Agreement with respect to such shares are not transferred in accordance with the terms of this Agreement; (y) can be sold under Rule 144(k); or (z) are sold pursuant to Rule 144 promulgated under the 1933 Act or otherwise sold to the public.  Except as provided in clause (ii) of the first sentence of this Section 1.1(h), without limitation, the term “Registrable Securities” does not include any shares of Quixote Common Stock that were not issued to the Stockholder in accordance with the Asset Purchase Agreement.

(i)                                     Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

(j)                                     Rule 415.  The term “Rule 415” means Rule 415 promulgated under the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

(k)                                  SEC.  The term “SEC “ or the term “Commission” means the U.S. Securities and Exchange Commission.

(l)                                     Shelf Registration. The term “Shelf Registration” shall mean a registration effected pursuant to Section 1.2 hereof.

(m)                               Shelf Registration Statement.  The term “Shelf Registration Statement” shall mean a “shelf” registration statement of Quixote pursuant to the provisions of

Section 1.2 of this Agreement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.  As the context may require, “Shelf Registration Statement” shall include any Subsequent Shelf Registration Statement.

Capitalized terms used in this Agreement but not defined in this Section 1 or elsewhere in this Agreement shall have the same meanings given to such terms in the Asset Purchase Agreement.

1.2                                 Shelf Registration.

(a)                                  Filing and Registration Period.  Subject to the terms and conditions of this Agreement, within ten (10) Business Days following the the date of the Closing under the Asset Purchase Agreement, Quixote shall prepare and file with the SEC a Shelf Registration Statement on Form S-3 providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the then outstanding Registrable Securities pursuant to Rule 415.  Quixote shall use its reasonable best efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing of Quixote’s Form 8-K for the acquisition of the Business contemplated in the Asset Purchase Agreement and to keep the Shelf Registration Statement continuously effective during the period of time commencing on the date the Shelf Registration Statement is declared effective under the 1933 Act by the SEC (the “Effectiveness Date”) and ending on the date that is three years after the Effectiveness Date, or such earlier date when there are no more Registrable Securities (such period of time being hereinafter called the “Registration Period”). Quixote shall have no duty or obligation to keep the Shelf Registration Statement (or any Subsequent Registration Statement, as defined below) effective after the expiration of the Registration Period.  At the time the Shelf Registration Statement is initially declared effective, each Holder that was a Holder as of ten (10) Business Days prior to the time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to comply with Item 507 of Regulation S-K and any other disclosure laws or regulations applicable to selling securityholders under the 1933 Act.  Neither Quixote nor any other person shall include any securities other than Registrable Securities in any Shelf Registration Statement or Subsequent Registration, except with the written consent of the Holders of the majority of the Registrable Securities sought to be registered pursuant to such Shelf Registration Statement or Subsequent Registration, as applicable.

(b)                                 Subsequent Registration.  If the Shelf Registration Statement is filed with the SEC and becomes effective under the 1933 Act, and the Shelf Registration Statement or a Subsequent Registration Statement (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then Quixote shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within twenty (20) days of such cessation of effectiveness, file  an amendment to the Shelf Registration Statement seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a “Subsequent Registration Statement”). If a Subsequent Registration Statement is filed, Quixote shall use its best efforts to cause the Subsequent Registration Statement to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

(c)                                  Supplements and Amendments. Subject to Section 1.2(d), Quixote further agrees to, after the Effectiveness Date, supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by Quixote for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by any Holder with respect to information relating to such Holder, including without limitation any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement and/or to describe such Holder’s intended methods of distribution of Registrable Securities, and to use its reasonable best efforts to cause any such supplement to be filed or amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable.

 (d)                              Deferral Period. If (A) the SEC has issued a stop order suspending the effectiveness of a Shelf Registration or has initiated proceedings with respect to a Shelf Registration under Section 8(d) or 8(e) of the 1933 Act, (B) any event has occurred or any fact exists  (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) any pending corporate development has occurred or exists, the disclosure of which would, in good faith judgment of the Board of Directors of Quixote, be premature or otherwise inadvisable at such time or would have a material adverse affect upon Quixote and its stockholders, Quixote will (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to  make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable

Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Holders that the availability of such Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by Quixote that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  Quixote will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, and (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter, and (z) in the case of clause (C) above, Quixote shall use its best efforts to minimize the duration of any Deferral Period (as hereinafter defined) at all times and make appropriate public disclosures as soon as practicable consistent with the reasons for such deferral.  Quixote shall be entitled to exercise its right under this Section 1.2(d) to suspend the availability of the Shelf Registration Statement or any Prospectus no more than two (2) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed thirty (30) days; provided, however, in the event Quixote exercises its right to suspend the availability of the Shelf Registration Statement two (2) times prior to October 1, 2003, then Quixote shall be entitled to exercise its right to suspend the availability of the Shelf Registration Statement one (1) more time between October 1, 2003 and May 16, 2004.  The period of any such Deferral Period shall be added to the period of time the Company has agreed to keep the Registration Statement effective.  The Company shall use all commercially reasonable efforts to limit the duration and number of any Deferral Periods.  The Holders hereby agree that upon receipt of any Deferral Notice from the Company, each Holder shall, and shall cause each of its officers, directors, employees, affiliates, advisors, agents and representatives to, keep confidential all nonpublic information set forth in such notice including the existence or terms of such Deferral Notice.

1.3                                 Limitations.  Notwithstanding the provisions of Section 1.2 above, Quixote shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 1.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 1.2 of this Agreement, as applicable:

(a)                                  in any particular jurisdiction in which Quixote would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Quixote is already so qualified or otherwise subject to service of process in such jurisdiction; or

(b)                                 if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder’s Registrable Securities from such registration statement).

1.4                                 Shares Otherwise Eligible for Resale.  Notwithstanding anything herein to the contrary, Quixote shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular Holder:

(a)                                  if Quixote or its legal counsel shall have received a “no-action” letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder without restriction as to volume or manner of sale without registration under the 1933 Act pursuant to the provisions of Rule 144(k) promulgated under the 1933 Act (or successor provisions), or otherwise and have confirmed such ability to sell to the applicable Holder so long as such ability remains effective;

(b)                                 if legal counsel to Quixote shall deliver a written opinion to Quixote, its transfer agent and the Holders, in form and substance reasonably acceptable to Quixote, to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder without restriction as to volume or manner of sale without registration under the 1933 Act pursuant to the provisions of Rule 144(k) promulgated under the 1933 Act, or otherwise and have confirmed such ability to sell to the applicable Holder so long as such ability to sell remains effective; or

(c)                                  after expiration or termination of the Registration Period.

1.6                                 Eligibility for Form S-3.  Quixote represents and warrants that it is currently eligible to register the resale of all the Registrable Securities by the Holders on a registration statement on Form S-3 under the 1933 Act for the account of the Holders.  Quixote shall file all reports required to be filed by Quixote with the SEC in a timely manner and take all other actions which may be required so as to maintain such eligibility for the use of Form S-3.

1.7                                 Expenses.  Quixote shall pay all fees and expenses incurred in connection with the performance of its obligations under this Agreement, including without limitation all filing, registration and qualification, printers’, legal and accounting fees, but specifically excluding the fees and expenses of counsel or other advisors to the Holders of Registrable Securities (except as provided in Section 1.8(i)) and any underwriting discounts, brokerage fees and commissions incurred by Holders of Registrable Securities.

1.8                                 Obligations of Quixote.  Subject to Sections 1.2, 1.3 and 1.4 above, when required to effect the registration of any Registrable Securities under the terms of this Agreement:

(a)                                  Quixote shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated.

(b)                                 Quixote shall promptly prepare and file with the SEC such amendments and supplements to such registration statement and Prospectus and in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the distribution of all Registrable Securities covered by such registration statement.

(c)                                  Quixote shall furnish to each Holder such number of copies of the registration statement and Prospectus contained therein including each preliminary prospectus (and any amendments or supplements thereto), in conformity with the requirements of the 1933 Act, and such other documents and information as such Holder may reasonably request.

(d)                                 Quixote shall promptly notify each Holder and if requested by any such Holder or counsel, confirm such advice in writing (i) when each registration statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any communication or request by the SEC or any state securities authority related to amendments and supplements to any registration statement or Prospectus or related to additional information before or after the registration statement has become effective, or (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; and

(e)                                  Quixote shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders; provided that Quixote will not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any such state or jurisdiction wherein it would not but for the requirements of this paragraph (e) be required to do so.

(f)                                    If Holders who hold a majority of the Registrable Securities included in the Shelf Registration Statement (or Subsequent Registration Statement) determine to use underwriters as part of their plan of distribution for the Registrable Securities, Quixote shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary representations, warranties, covenants, indemnification and contribution obligations, and legal opinion and accounting letter delivery requirements, with the underwriters identified by such Holders.

(g)                                 As promptly as practicable after becoming aware of a Material Event, Quixote shall notify each Holder of the happening of such event and subject to Section 1.2(d), use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

(h)                                 Quixote will advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement under the Act or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

 (i)                                  Quixote shall permit a single firm of counsel, designated as selling shareholders’ counsel by the Holders who hold a majority of the Registrable Securities being sold, which shall initially be Altheimer & Gray (“Designated Counsel”), to review and comment upon the registration statement(s) and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.  Quixote shall reimburse the Holders for the reasonable fees and disbursements of the Designated Counsel for legal services provided Holders after the Effectiveness Date in connection with registrations of Registrable Securities under this Agreement.

 (j)                              Quixote shall use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the 1933 Act and the 1934 Act and the rules and regulations promulgated by the Commission) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of Quixote and its subsidiaries complying with Section 11(a) of the 1933 Act.

(k)                                  Quixote shall hold in confidence and not make any disclosure of information concerning an Holder provided to Quixote unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any registration statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Quixote agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of  competent jurisdiction or through other means, give prompt notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(l)                                     Quixote shall use its best efforts to secure designation and quotation of all the Registrable Securities covered by the registration statement on the Nasdaq National Market System or, if, Quixote’s Common Stock is not so authorized for quotation on such system, such automated quotation system or securities exchange on which Quixote Common Stock is then quoted or listed.

(m)                               Quixote shall cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts, as the Holders may reasonably request and registered in such names as the Holders may request. Not later than the date on which any registration statement registering the resale of Registrable Securities is declared effective, Quixote shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

(n)                                 Quixote shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to any registration statement.

1.11                           Furnish Information.  Each Holder shall furnish to Quixote such information regarding itself or himself, the Registrable Securities held by it or him, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of its or his Registrable Securities.  Quixote promptly will include such Holder information and such intended method of disposition and plan of distribution of such Registrable Securities in a Prospectus, supplement or post-effective amendment to a registration statement, as applicable, subject to review and approval by counsel to Quixote.

1.12                           Indemnification.

(a)                                  By Quixote.  To the extent permitted by law, Quixote will and it hereby agrees to indemnify, defend and hold harmless each Holder, its officers and directors, and each Person, if any, who controls such Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (the “Holder indemnified parties”), against any losses, claims, damages, or liabilities (joint or several)  (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim (“Losses”) or identified that arise out of or are based upon or are caused by any of the following statements, omissions or violations (collectively, a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Quixote pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state in any such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, of a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by Quixote of the 1933 Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement and Quixote will indemnify and reimburse each such Holder indemnified party  for any reasonable attorneys’ fees and other expenses reasonably incurred by any such indemnified party in connection with investigating or defending any such Loss, as incurred; provided however, that the indemnity agreement contained in this subsection 1.12(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the written consent of Quixote (which consent shall not be unreasonably withheld or delayed), nor shall Quixote be liable in any such case for any such Losses to the extent (and only to the extent), that they arise out of or are based upon or are caused by a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, to the extent it is established that any such Losses result from the fact that such Holder, sold Registrable Securities to a person to whom there was not sent or given, by or on behalf of such Holder a copy of the Prospectus (as then amended or supplemented, if Quixote shall have furnished any amendments or supplements thereto) at or prior to the written confirmation of the sale of the Registrable Securities to such person, nor if such Losses result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in such preliminary Prospectus that was corrected in the Prospectus (as so amended or supplemented), unless such failure is the result of noncompliance by Quixote with its obligations to deliver copies of the Prospectus to such Holder; nor shall this indemnity inure to the benefit of any Holder, from whom the person asserting any such Losses purchased the Registrable Securities concerned to the extent it is established that, at the time of such purchase, such Holder had received written notice from Quixote that the use of such Prospectus was suspended as provided in this Agreement.

(b)                                 By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless Quixote, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Quixote within the meaning of the 1933 Act, any underwriter against any Losses to which Quixote or any such director, officer, controlling person, underwriter or other such Holder may become subject insofar as such Losses arise out of or are based upon or are caused by any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will indemnify and reimburse Quixote or any such director, officer, controlling person, underwriter for any reasonable attorneys’ fees and other expenses reasonably incurred by Quixote or any such director, officer, controlling person, underwriter in connection with investigating or defending any such Losses, as incurred; provided however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld or delayed; and provided further that the total amounts payable in indemnity by any Holder under this subsection 1.12(b) in respect of any offering shall not exceed the net proceeds received by such Holder in the offering out of which the applicable Violation arises.

(c)                                  Notice.  Promptly after receipt by an indemnified party under this Section 1.12 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 1.12, deliver to the indemnifying party a written notice of the commencement thereof and, the indemnifying party shall be entitled to participate therein, and to the extent that it shall determine, jointly and with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation up to the date of such election notice and if the party assuming the defense of such action fails to defend such action it shall indemnify and reimburse the indemnified parties for any reasonable attorneys’ fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided however, that: an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to notify the indemnifying party in writing of the commencement of an action or proceeding shall not release the indemnifying party from any liability which it may have to an indemnified party in respect of such action or proceeding on account of the indemnification provisions of or contemplated by this Section 1.12 unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party of any other liability it may have to such indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section 1.12 is unavailable to the indemnified parties in respect of any Losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Quixote, on the one hand, and the Holders, on the other hand, in such proportion as is appropriate to reflect the relative fault of Quixote and of the Holders in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of Quixote, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Quixote and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 1.12, an indemnifying party that is a selling Holder of Registrable Securities shall in no event be required to contribute any amount in excess of the net proceeds received by such Holder in the offering out of which the contribution obligation arises. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival.  The obligations of Quixote and Holders under this Section 1.12 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

1.13                           Duration and Termination of Quixote’s Obligations.  Quixote will have no obligations pursuant to Section 1.2 of this Agreement with respect to any request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto:  (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to Quixote, all such Registrable Securities proposed to be sold by such Holder may be sold without restriction as to volume or manner of sale  without registration under the 1933 Act pursuant to Rule 144(k) promulgated under the 1933 Act or otherwise and such Holder has been advised of such opinion and is permitted to freely sell his Registrable Securities; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

1.14                           Rule 144 Requirements.  Quixote agrees to:

(a)                                  file with the SEC in a timely manner all reports and other documents required of the Quixote under the 1933 Act and the 1934 Act; and

(b)                                 furnish to any Holder of Registrable Securities upon request (i) a written statement by the Quixote as to its compliance with the requirements of Rule 144(c) and the reporting requirements of the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of Quixote, and (iii) such other reports and documents of Quixote as such Holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing himself, herself or itself to sell any such securities without registration.

2.                                      TRANSFER OF REGISTRATION RIGHTS

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the benefits and right contemplated hereunder to be provided to any holder of the Registrable Securities shall be limited to the registered holder thereof.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by Quixote or any Holder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld.  Notwithstanding the foregoing, no consent shall be required for a Holder to assign its interest to any of its Affiliates.  A Holder who transfer his interest under this Agreement as to all or part of his Registrable Securities shall, within ten (10) days after such transfer, furnish to Quixote written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions and obligations set forth in this Agreement and in the Standstill Agreement dated as of the date of this Agreement between Quixote and the original Holders.  The rights of a Holder hereunder with respect to any Registrable Securities not transferred shall not be assigned by virtue of the transfer of the Registrable Securities as to which such rights are assigned.

3.                                      GENERAL PROVISIONS

3.1                                 Notices.  All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iii) sent by facsimile followed within 24 hours by confirmation by one of the foregoing methods (effective upon the first business day after receipt of the facsimile in complete, readable form).  Notices to each party shall be addressed as set forth below (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Paragraph 3.1).

If to Quixote:

Quixote Corporation One East Wacker Drive Chicago, Illinois 60601 Facsimile No.: (312) 467-0197 Attention: Leslie J. Jezuit

With a copy to:

Holland & Knight LLC 131 S. Dearborn Street, 30th Floor Chicago, Illinois 60603 Facsimile No.: (312) 578-6666 Attention: Anne Hamblin Schiave

If to Stockholder:

U. S. Traffic Corporation and Myers Power Products, Inc. 2000 Highland Avenue Bethlehem, Pennsylvania 18020 Facsimile No.: (610) 868-8686 Attention: Walter Rogers

With a copy to:

Altheimer & Gray Suite 4000 10 S. Wacker Dr. Chicago, Illinois 600606 Facsimile No.: (312) 715-4987 Attention: David W. Schoenberg

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

3.2                                 Entire Agreement.  This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

3.3                                 Existing Registration Rights; No Inconsistent Agreements.  Quixote represents and warrants that there are not existing agreements with respect to its securities which are inconsistent with or limit or impair the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflict with the provisions hereof and agrees that it will not enter into any such agreements after the date of this Agreement.

3.4                                 Amendment of Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Quixote and Holders who own a majority of all the Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder, each permitted successor or assignee of each Holder and Quixote, but no such Amendment shall reduce the rights of any indemnified party under Section 1.12 with respect to any Violation arising before the date of such amendment.

3.5                                 Governing Law.  This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of Illinois, United States of America, as applied to agreements among Illinois residents entered into and to be performed entirely within Illinois, excluding that body of law relating to conflict of laws and choice of law.

3.6                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

3.7                                 No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

3.8                                 Captions.  The headings and captions to sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

3.9                                 Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

3.10                           Effectiveness of Agreement.  Regardless of when signed, this Agreement will not become effective or binding unless and until the Closing.

[Signature Page Follows]

[Signature Page to Registration Rights Agreement}

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

QUIXOTE CORPORATION		U. S. TRAFFIC CORPORATION

By:	/s/ Leslie J. Jezuit	By:	/s/ Gary J. Coury
Title:	President	Its:	President

MYERS/NUART ELECTRICAL PRODUCTS, INC.

		By:	/s/ Diana Grootonk
		Its:	President

Exhibit A

to

Registration Rights Agreement

Name and Address of Stockholder	Number of Registrable Securities Owned By the Stockholder

U. S. Traffic Corporation 2000 Highland Avenue Bethlehem, Pennsylvania 18020

Myers/Nuart Electrical Products, Inc. 2000 Highland Avenue Bethlehem, Pennsylvania 18020